Exhibit 10.16.1.1

Execution Version

When Recorded, Mail To:

Attn: DJ Land Manager

1625 Broadway, Suite 2200

Denver, CO 80202

AMENDMENT 01

TO

THAT CERTAIN

SECOND AMENDED AND RESTATED

PRODUCED WATER SERVICES AGREEMENT

GREELEY CRESCENT

CONTRACT NUMBER:LAGC05-PW

This AMENDMENT 01 (this “Amendment”) shall be effective among Noble Energy, Inc., a Delaware corporation (the “Producer”) and Laramie River DevCo LP, a Delaware limited partnership, together with its permitted successors and assigns (“Midstream Co”) as of September 1, 2016 (the “Amendment Effective Time”). This Amendment modifies that certain Second Amended and Restated Produced Water Services Agreement, effective as of March 31, 2016 (the “Agreement”), which has been given contract number LAGC05-PW and is comprised of (i) that certain Second Amended and Restated Agreement Terms and Conditions Relating to Produced Water Services (the “Agreement Terms and Conditions”), last updated March 31, 2016, together with (ii) that certain Second Amended and Restated Agreement Addendum 05 (the “Agreement Addendum”), effective as of March 31, 2016. The Agreement Terms and Conditions, the Agreement Addendum and this Amendment shall constitute one contract and shall be the Agreement of the Parties.

WHEREAS, capitalized terms used herein have the meanings assigned to such terms in the Agreement Terms and Conditions.

WHEREAS, Section 16.1 of the Agreement (which appears in the Agreement Terms and Conditions) prohibits either Party to the Agreement from assigning its rights and obligations, except that Producer may assign its rights and obligations to any Person (herein, the “Transferee”) to whom Producer transfers Dedicated Properties so long as such Transferee assumes the rights and obligations of Producer with respect to such transferred Dedicated Properties.

WHEREAS, pursuant to that certain Purchase and Sale Agreement, by and among Producer, NBL Energy Royalties, Inc. and Noble Energy WyCo, LLC, collectively as the Seller, and Synergy Resources Corporation, as Purchaser (the “Transferee”), executed May 2, 2016 with an effective time of April 1, 2016 at 12:01 AM, Producer agreed to sell approximately 30,000 acres of the Dedicated Properties to the Transferee.

WHEREAS, pursuant to Section 2.1 of the Agreement Terms and Conditions, Producer has dedicated and committed to deliver to Midstream Co under the Agreement, as and when produced, all of the Dedicated Production and agreed not to deliver any Dedicated Production to any other gatherer, purchaser, or other Person prior to delivery to Midstream Co at the Receipt Points.

WHEREAS, at certain times prior to or after connection of the Individual System to a particular Well or Separator Facility, the Individual System may not be available to accept deliveries of Dedicated Production.

WHEREAS, during such times, Producer remains obligated to deliver the Dedicated Production to Midstream Co and Midstream Co remains obligated to arrange for the disposal of such Dedicated Production, and the Parties desire to amend the Agreement to provide for the flexibility required.

WHEREAS, the Parties agree and acknowledge that amendments to the Agreement Terms and Conditions set forth herein constitute an amendment only to the Agreement and not to any other agreement in respect of produced water services to which Producer or Midstream Co is a party.

NOW, THEREFORE, in consideration of the foregoing recitals, which are incorporated herein and the mutual agreements in the Agreement, Midstream Co and Producer hereby agree as follows:

1.	Amendments to Article 1.

1.1 The following defined terms are hereby amended and restated in their entirety to read as follows:

“Facility Segment” means each segment of an Individual System comprised of facilities beginning at a Receipt Point and ending at an Internal Transfer Point. If an Individual System does not contain any such distinct segment, then the term Facility Segment shall be synonymous with Individual System.

“Individual Fee” means the aggregate of the Individual First Phase Fee, the Individual Second Phase Fee and the Individual Disposal by Truck Fee; provided that for purposes of the annual escalation in the Individual Fee described in Section 6.2(b), such term shall not include any Reimbursed Amount.

“Individual Second Phase Fee” means the Monthly fee for providing Second Phase Services at a particular Individual System, as set forth opposite the heading “Individual Second Phase Fee” on the applicable Midstream Agreement Addendum; provided that the Individual Second Phase Fee shall accrue only with respect to Services performed by Midstream Co on Product flowing through an Individual System.

“Individual System” means the portion of the System beginning at the Receipt Points and ending at the Delivery Points. The Individual Systems in existence on the Effective Date are more particularly described in writing between Producer and Midstream Co. Additional Individual Systems may be added to the System from time to time in satisfaction of the needs identified by Producer and evidenced in writing between Producer and Midstream Co.

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“Other System Fuel” means any natural gas delivered into Midstream Co’s custody by Producer pursuant to a Transaction Document between Producer and Midstream Co and measured and used as fuel by Midstream Co.

1.2 The defined terms “Drip Condensate”, “Gas”, “Gas System”, “Individual Second Phase Rate”, and “Other Services” are hereby deleted.

1.3 Clauses (a) and (b) of the defined term “Dedicated Production” are hereby amended and restated to read as follows: “(a) Product owned by Producer or an Affiliate of Producer and produced from a Well within the Dedication Area that is operated by Producer or an Affiliate under the Control of Producer, (b) Reserved, and”.

1.4 The defined term “Product” is hereby amended by inserting the following sentence at the end of such definition:

“In the event Producer exercises its Trucking Election, the term “Product” shall refer to all water that is accepted for delivery at a SWD Trucking Facility for the account of Midstream Co.”

1.5 The defined term “Services” is hereby amended by deleting “and (g)” at the end of clause (f) and inserting in place thereof the following: “, (g) Trucked Water Services and (h)”.

1.6 The following new definitions shall be added to Article 1 in alphabetical order:

“Approved SWD Vendor” means Midstream Co or a Third Party, in either case, as mutually agreed in writing by the Parties; provided, however, that if an Approved SWD Vendor rejects any Product delivered to a SWD Trucking Facility for quality or safety reasons, then Midstream Co shall be entitled to select an alternative vendor to take title to, store, handle, and dispose of such Product without obtaining Producer’s approval of such vendor, and such vendor shall be deemed an Approved SWD Vendor for such purpose.

“Individual Disposal by Truck Fee” means the Monthly fee for providing Trucked Water Services with respect to Dedicated Production delivered to a SWD Trucking Facility, as set forth opposite the heading “Individual Disposal by Truck Fee” on the applicable Midstream Agreement Addendum; provided that the Individual Disposal by Truck Fee shall accrue only with respect to Dedicated Production delivered by truck to a SWD Trucking Facility.

“Pipeline Unavailability” means any time after the Trucked Water Services Commencement Date during which the Individual System is not capable of accepting or transporting volumes of Product for any reason, including Pre-Connection Water that exceeds the capacity of the Individual System, Pre-Connection Water at a time when the Individual System is not yet online, curtailments on the Individual System and interruptions of Service.

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“Pre-Connection Water” means the water-based solution that flows back to the surface during and after the completion of hydraulic fracturing a Well.

“Pre-Connection Period” means, with respect to a Well, the period of time commencing on the Day Pre-Connection Water begins to return to the surface and ending on the earlier of the date (a) on which such Well or the Separator Facility to which such Well is connected is connected to the Individual System or (b) that is 10 Days following the first Day of the applicable Pre-Connection Period.

“SWD Trucking Facility” means an Approved SWD Vendor’s saltwater disposal well that Midstream Co has designated for disposal of Dedicated Production that is transported by truck.

“Transporter” means a wastewater truck transportation company engaged by Producer or Midstream Co, as applicable, to transport Trucked Volumes to the SWD Trucking Facility.

“Trucked Volumes” has the meaning given to it in Section 18.3(a).

“Trucked Water Services” means, at any time when Producer has exercised its Trucking Election, Midstream Co shall make arrangements for the disposal of Dedicated Production that arrives by truck at the applicable SWD Trucking Facility. In addition, in connection with a Trucking Election, (a) during a Pre-Connection Period, if Producer requests and Midstream Co agrees, then with Producer’s reasonable cooperation, Midstream Co will arrange for the dispatching of the applicable trucks to the applicable SWD Trucking Facility and otherwise coordinate the water hauling trucks and (b) at all other times during a Pipeline Unavailability in which Producer has made a Trucking Election, Midstream Co shall arrange for the dispatching of the applicable trucks to the applicable SWD Trucking Facility and otherwise coordinate the water hauling trucks.

“Trucked Water Services Commencement Date” has the meaning given to it in Section 2.3(b).

“Trucking Election” has the meaning given to it in Section 2.3(b).

2. Amendments to Article 2.

2.1 Section 2.3(b) of the Agreement Terms and Conditions is hereby amended and restated in its entirety to read: “(b) following the date set forth in writing between Producer and Midstream Co (such date as it may be updated by Midstream Co and Producer, the “Trucked Water Services Commencement Date”), Producer may elect to deliver or have delivered Dedicated Production directly to a SWD Trucking Facility during any Pipeline Unavailability as provided in Section 18.2 (the “Trucking Election”); and”.

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2.2 Section 2.3(d) of the Agreement Terms and Conditions is hereby amended and restated in its entirety to read: “(d) to pool, communitize or unitize Producer’s interests with respect to Dedicated Production”.

2.3 Section 2.4(b)(iv) of the Agreement Terms and Conditions is amended and restated in its entirety to read: “(iv) Reserved.”.

3. Amendments to Article 3.

3.1 Section 3.1(e) of the Agreement Terms and Conditions is hereby amended by deleting the sentence that reads as follows “In the sole discretion of each Person serving as a Midstream Co under a Midstream Agreement Addendum, such Midstream Co may work with any other Midstream Co to prepare and deliver a System Plan jointly.” and inserting in place thereof the following sentence: “Midstream Co may, in its sole discretion, work with OpCo or any of OpCo’s subsidiaries to prepare and deliver a System Plan jointly with such other entity or entities.”

3.2 Section 3.2 of the Agreement Terms and Conditions is hereby amended by inserting the following new clause (e) immediately following clause (d) of such Section 3.2:

“(e) Substation and Interconnection Facilities. The obligations of Midstream Co hereunder to design and construct the Individual System and to perform the Services do not include the design or construction of any substation or other interconnecting facilities required to procure electricity for the Individual System. If a substation or any other interconnecting facility is required in order for Midstream Co to perform its obligations hereunder, Midstream Co and Producer shall enter into a separate agreement setting forth each Party’s responsibilities in connection therewith, including an allocation of responsibility for all associated costs and expenses.”

4. Amendments to Article 6.

4.1 Clause (ii) of Section 6.1 of the Agreement Terms and Conditions is hereby amended and restated in its entirety to read as follows: “(ii) the Individual Second Phase Fee, if any, applicable to Second Phase Services performed within the Dedication Area,”

4.2 Section 6.1 of the Agreement Terms and Conditions is further amended by deleting the period at the end of such Section 6.1 and inserting in place thereof the following clause: “and (iv) the Individual Disposal by Truck Fee, if any.”

4.3 Section 6.3(d) of the Agreement Terms and Conditions is hereby amended and restated in its entirety to read as follows: “Other System Fuel. Midstream Co may elect to use Other System Fuel as fuel to operate the Individual System, or to generate electricity for the operation of the Individual System and shall account for any Other System Fuel used by Midstream Co. Producer, at its sole cost and expense, shall procure all fuel, in addition to Other System Fuel used by Midstream Co, if any, required to operate the Individual System or to generate electricity for the operation of the Individual System and arrange for transportation of such fuel to the Individual System.”.

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5. Amendments to Article 8. Clause (d) of Section 8.2 of the Agreement Terms and Conditions is hereby amended by deleting the phrase “and Section 17.11 shall” and inserting in place thereof the clause: “, Section 17.11 and Section 18.7 shall”.

6. New Article 18. The following new Article 18 shall be inserted immediately following the conclusion of Article 17 of the Agreement Terms and Conditions:

Article 18

Pipeline Unavailability

Section 18.1 Effectiveness; Pipeline Unavailability. The Parties agree that this Article 18 shall be effective as of the Trucked Water Services Commencement Date.

(a) It is the intention of the Parties to use the Individual System for all Dedicated Production. To accommodate operational upsets and periods of increased flow (such as the occurrence of Pre-Connection Water during the Pre-Connection Period), the Parties have agreed under Section 2.3(b) that, during Pipeline Unavailability, Producer shall elect to either (i) exercise the Trucking Election or (ii) cease producing Dedicated Production until the end of the Pipeline Unavailability, as provided in Section 18.2. To the extent Producer exercises its Trucking Election, this Article 18 shall govern with respect to the Trucked Volumes and the other matters set forth herein, rather than Articles 4, 7 (other than Section 7.3 as it applies to Trucked Volumes delivered to a SWD Trucking Facility that fail to meet the quality requirements of Section 18.3(d)) and 9 and Sections 5.1, 5.2, 5.3, 5.4, and 5.6.

(b) The Parties agree that during Pipeline Unavailability, Producer shall not have the right to temporary services under Sections 3.3(a) and 3.3(b) of the Agreement or to a temporary release under Section 2.4(b)(ii) of the Agreement except to the extent that Midstream Co fails to provide Trucked Water Services.

(c) If Midstream Co fails to connect a Well or a Separator Facility to the Individual System by the On-Line Deadline, Producer may exercise its Trucking Election for the duration of the resulting Pipeline Unavailability, rather than exercising its right to a permanent release under Section 2.4(a)(i) and Section 2.4(a)(ii). If Midstream Co fails to connect a Well or Separator Facility to the Individual System by the On-Line Deadline, but prior to such On-Line Deadline, the Parties have agreed that the connection of the Well or Separator Facility did not need to occur until after Pre-Connection Water has started flowing, then the resulting Pipeline Unavailability shall not entitle Producer to a permanent release under Section 2.4(a)(i) and Section 2.4(a)(ii) until such time as the agreed upon connection date has passed.

Section 18.2 Exercise of Trucking Election.

(a) If Producer expects a Well or Separator Facility to be completed prior to its connection to the Individual System, resulting in a Pipeline

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Unavailability, Producer shall give Midstream Co at least 72 hours’ advance notice that Dedicated Production is expected to be produced from the applicable Well or available at the applicable Separator Facility. After the applicable Well or Separator Facility is connected to the Individual System, following the Trucked Water Services Commencement Date, Midstream Co shall deliver notice to Producer of any Pipeline Unavailability pursuant to Section 5.5.

(b) Once Producer or Midstream Co, as applicable, has delivered notice to the other Party that a Pipeline Unavailability is expected (or has occurred), Producer will inform Midstream Co whether Producer elects to exercise its Trucking Election or to cease producing Dedicated Production until the end of the Pipeline Unavailability. If Producer exercises the Trucking Election during the Pre-Connection Period, Producer shall coordinate with the water hauling trucks and arrange for transportation of the Dedicated Production to the SWD Trucking Facility at its sole cost and expense until the end of the Pre-Connection Period. At all other times during a Pipeline Unavailability, including when Pre-Connection Water is occurring after the expiration of the Pre-Connection Period, Midstream Co shall coordinate with the water hauling trucks and arrange for transportation of the Dedicated Production to the SWD Trucking Facility as part of the Trucked Water Services unless Producer has elected to cease producing Dedicated Production.

Section 18.3 Delivery of and Title to Trucked Volumes.

(a) Trucked Water Services Obligation. Upon the exercise of a Trucking Election, Midstream Co shall cause an Approved SWD Vendor to accept delivery of, take title to, store, handle and dispose of Dedicated Production that is delivered by truck to a SWD Trucking Facility. Upon the exercise of a Trucking Election, Midstream Co may, in its sole discretion, also accept delivery of, take title to, store, handle and dispose of other Product delivered by truck to a SWD Trucking Facility. The volumes that are actually delivered by truck shall be referred to as “Trucked Volumes”.

(b) Consistent Volumes. The Trucked Volumes delivered to the applicable SWD Trucking Facility shall be at a rate of delivery that is as uniform as reasonably possible in accordance with Producer’s drilling, completion, and frac schedule.

(c) Title and Custody. Title to and risk of loss to the Trucked Volumes and all contents thereof shall pass from Producer to Approved SWD Vendor when delivered into Approved SWD Vendor’s storage tanks at the SWD Trucking Facility, unless the Parties otherwise agree in writing.

(d) Quality. Producer represents and warrants that all Trucked Volumes delivered to an Approved SWD Vendor may lawfully be disposed of in Class II disposal wells. Midstream Co’s performance of Trucked Water Services for any Trucked Volumes that do not meet such requirement shall not relieve Producer from any liability for Producer’s breach of the foregoing representation and warranty nor serve as a waiver of any rights or remedies available to Midstream Co therefor.

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(e) Prohibition on Skimming. The Party that coordinates the water hauling trucks shall direct the Transporter not to skim, transfer, sell, or otherwise remove hydrocarbons or Trucked Volumes from trucks after receipt by such Transporter and prior to such Trucked Volumes being received by the Approved SWD Vendor. If the Approved SWD Vendor alleges that the Trucked Volumes delivered appear to have been handled in a manner inconsistent with the foregoing sentence, Producer shall corporate with Midstream Co and the Approved SWD Vendor in a review and analysis and, if required by the Approved SWD Vendor, take corrective action in a timely manner. If Transporters engaged by Producer fail to comply with the directions received, then Midstream Co may direct Producer to use a different Transporter.

Section 18.4 Unavailability of a SWD Trucking Facility. If for any reason there is a disruption of receipts at the SWD Trucking Facility, the Parties shall work in good faith to find a mutually agreeable resolution. If for any reason Midstream Co receives reimbursements in respect of trucking as a result of an originally scheduled SWD Trucking Facility being unable to accept deliveries, Midstream Co shall disclose such reimbursements on the applicable invoice and pass through such reimbursements to Producer if Producer paid the costs of the applicable Transporter directly.

Section 18.5 Testing; Non-Conforming Product. If requested by Midstream Co, Producer shall obtain water samples for analyses and retain appropriate qualified personnel to conduct analyses following methodologies considered appropriate in the industry or shall permit Midstream Co to obtain such samples.

Section 18.6 Producer’s Grant of Access. Producer hereby grants to Midstream Co, and shall grant to each Transporter, without warranty of title, either express or implied, to the extent that it may lawfully and is contractually permitted to do so without the incurrence of additional expense, the rights of ingress and egress with respect to, and the right to access, all lands constituting Dedicated Properties for the purposes of (a) transporting Trucked Volumes, and (b) obtaining water samples as described in Section 18.5.

Section 18.7 Information. Producer agrees that information it supplies to Midstream Co regarding anticipated volumes of Dedicated Production and Trucked Volumes may be shared with an Approved SWD Vendor to the extent required by the applicable Approved SWD Vendor to assist in planning and operations, and Producer agrees to provide additional information regarding anticipated volumes of Dedicated Production and Trucked Volumes to the extent requested by Midstream Co in response to inquiries from an Approved SWD Vendor (so long as Midstream Co is required to deliver the requested information in order to comply with Midstream Co’s contractual arrangements with such Approved SWD Vendor). Under Section 3.1, Midstream Co has the right to hold certain meetings with Producer, and at the request of Midstream Co, one of such meetings per year may be held in conjunction with the Approved SWD Vendor to discuss confer regarding planned activities.

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Section 18.8 Indemnification in Respect of Trucked Volumes. Without in any way limiting any indemnification obligation otherwise set forth in the Agreement, the Parties agree that the indemnification obligations of Producer set forth in Section 7.3 and Section 15.2(b) apply to Trucked Volumes delivered to a SWD Trucking Facility.

Section 18.9 Invoices from Approved SWD Vendor. The Party that engages the Transporter shall take all reasonable measures to ensure that the invoicing procedures that Midstream Co has negotiated with the Approved SWD Vendor are used, including notation of the geographic area to which the services pertain. Midstream Co shall provide a written copy of such procedures to Producer upon request.

7. Amendments to Agreement Addendum.

7.1 The description of the “Dedication Area” appearing in Agreement Addendum 05 is hereby amended and restated in its entirety to read as follows:

Dedication Area	The following areas within Weld County, Colorado

	Township	Range	Sections
	T7N	R65W	ALL
	T6N	R65W	1-5, 9-17, 20-29, 33-36
	T5N	R67W	13, 14, 23-26, 35, 36
	T5N	R66W	18-20, 25, S/2 26, 27-36
	T5N	R65W	1-3, E/2 4, 14
	T4N	R67W	1,2, 26, 27, 34, 35

Except and excluding the wells, leases, and other acreage described in the property exhibits attached to the Releases of Dedication.

7.1 The specifications regarding the “Individual Second Phase Rate” appearing in the Agreement Addendum are hereby amended and restated in their entirety and the specifications regarding the “Individual Disposal By Truck Fee” are hereby added to the Agreement Addendum as follows:

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Individual Second Phase Fee	An amount equal to the actual costs incurred by Midstream Co for providing the Second Phase Services multiplied by 1.05.

Individual Disposal by Truck Fee	An amount equal to the actual costs incurred by Midstream Co for providing the Trucked Water Services with respect to Dedicated Production delivered to a SWD Trucking Facility multiplied by 1.05.

8. Confidentiality. Pursuant to Section 17.11 of the Agreement (which appears in the Agreement Terms and Conditions), the Parties have agreed to treat the information exchanged in connection with and the provisions of the Agreement as confidential. In addition, confidential treatment has been requested with the Securities and Exchange Commission for the pricing terms of the Agreement and the Parties agree to take appropriate measures to abide by the requirements imposed by the Securities and Exchange Commission to preserve such confidential treatment, if granted.

9. Confirmation. The provisions of the Agreement, as amended by this Amendment, shall remain in full force and effect following the effectiveness of this Amendment. No provision of the Agreement is amended or otherwise modified hereby, except as expressly stated herein.

10. No Waiver. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Party to the Agreement, nor constitute a waiver of any provision of the Agreement. On and after the Amendment Effective Time, this Amendment shall for all purposes constitute a part of the Agreement.

11. Counterparts. This Amendment may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all of such counterparts shall constitute for all purposes one agreement. Any signature hereto delivered by a Party by electronic mail shall be deemed an original signature hereto.

12. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State, excluding any conflicts of law rule or principle that might refer construction of such provisions to the laws of another jurisdiction.

(Signature Pages follow)

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IN WITNESS WHEREOF, the Parties hereto have executed this Amendment to the Agreement in duplicate originals to be effective as of the Amendment Effective Time.

“Producer”

NOBLE ENERGY, INC.

By:	/s/ Gary W. Willingham
Gary W. Willingham
Executive Vice President

STATE OF TEXAS	)
) ss.
COUNTY OF HARRIS	)

The foregoing instrument was acknowledged before me this 29th day of August 2016, by Gary W. Willingham as Executive Vice President of Noble Energy, Inc., a Delaware corporation.

WITNESS my hand and official seal.

My commission expires: 05/05/2018

/s/ Joanne Garner
Notary Public

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“Midstream Co” LARAMIE RIVER DEVCO LP

By: Laramie River DevCo GP LLC
By: Noble Midstream Services, LLC

By: /s/ Terry R. Gerhart
Terry R. Gerhart
Chief Executive Officer

STATE OF TEXAS                    )

                                                     ) ss.

COUNTY OF HARRIS              )

The foregoing instrument was acknowledged before me this 25th day of August 2016, by Terry R. Gerhart as Chief Executive Officer of Noble Midstream Services, LLC, which is the sole member of Laramie River DevCo GP LLC, which is the general partner of Laramie River DevCo LP, a Delaware limited partnership.

WITNESS my hand and official seal.

My commission expires: 05/05/2018

/s/ Joanne Garner
Notary Public

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